Exhibit 99.1

For Immediate Release

DIGITAL ALLY REPORTS 60% IMPROVEMENT IN SECOND QUARTER REVENUE, WHEN COMPARED WITH FIRST QUARTER LEVELS

COMPANY RETURNS TO PROFITABILITY, EXCLUSIVE OF NON-RECURRIING SEVERANCE EXPENSES

OVERLAND PARK, Kansas (July 29, 2009) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced its operating results for the second quarter and first half of 2009.  An investor conference call is scheduled for 11:00 a.m. EDT tomorrow, July 30, 2009 (see details below).

“We are pleased to report that Digital Ally’s second quarter revenue, while below prior-year levels, improved 60% when compared with revenue of approximately $4.4 million in the first quarter of 2009,” stated Stanton E. Ross, Chief Executive Officer of the Company.  “While we recorded a modest net loss equivalent to $0.01 per share in the most recent quarter, the Company would have been profitable were it not for non-recurring severance expenses of approximately $445,000 in the three months ended June 30, 2009.  These results were in line with previously announced expectations and reflect strong customer demand for our newest and most advanced in-car digital video surveillance system, the DVM-750, and the latest upgrade to our DVM-500 series, the DVM-500 Plus.”

For the three months ended June 30, 2009, the Company reported revenue of approximately $7.0 million, compared with revenue of approximately $8.9 million in the second quarter of 2008.  International revenues decreased to $174,470 in the second quarter of 2009, compared with approximately $3.7 million in the quarter ended June 30, 2008.  International orders are often larger in size than typical domestic orders, and timing of the receipt and shipment of such orders can have a significant impact upon sales in particular quarters.  A net loss of ($164,654), or ($0.01) per share, was posted in the three months ended June 30, 2009, versus net income of $1,412,280, or $0.08 per diluted share, in the three months ended June 30, 2008.

Gross profits declined to $3,510,605 in the second quarter of 2009, compared with gross profits of $5,429,532 in the prior-year period and $1,859,540 in the first quarter of 2009.  Gross profit margins approximated 50.0% of sales in the most recent quarter, versus 61.1% in the second quarter of 2008 and 42.3% in the first quarter of 2009.  The decrease in gross profit margins was primarily due to costs associated with the introduction and ramp-up in production of the DVM-750 and DVM-500 Plus product lines.  Production rates for the new models steadily improved throughout the quarter ended June 30, 2009, and the Company expects such production rates to improve dramatically during the second half of the year.  New product offerings during 2009 will likely increase the Company’s cost of goods sold as a percent of revenues for the balance of 2009, when compared with 2008 levels, but gross profit margins should improve when compared with the first two quarters of 2009.

Operating expenses increased 20% to $3,796,248 (54.1% of sales) in the second quarter of 2009, compared with $3,150,602 (35.4% of sales) in the year-earlier quarter.  The majority of this increase was attributable to a non-recurring stock compensation charge of $358,104 associated with a separation agreement with an officer of the Company who resigned during April 2009.  Research and development costs also increased in accordance with continued efforts to develop new products and line extensions.  General and administrative expenses increased, as did other stock-based compensation expenses, while selling, advertising and promotional expense decreased due to lower sales commissions paid to independent agents.

For the three months ended June 30, 2009, the Company reported an operating loss of ($285,643), compared with operating income of $2,278,930 in the second quarter of 2008 and an operating loss of ($1,967,625) in the first quarter of 2009.

The Company reported a pretax loss of ($276,654) in the quarter ended June 30, 2009, versus pretax income of $2,301,280 in the quarter ended June 30, 2008 and a pretax loss of ($1,958,494) in the quarter ended March 31, 2009.  After an income tax benefit $112,000, the Company recorded a net loss of ($164,654) in the second quarter of 2009, compared with net income of $1,412,280, after income tax expense of $889,000, in the second quarter of 2008.  A net loss of ($1,300,494) was reported for the first quarter of 2009, including an income tax benefit of $658,000.

A basic and diluted loss per share of ($0.01) was recorded in the most recent quarter, versus prior-year basic and diluted earnings per share of $0.09 and $0.08, respectively, and a net loss per share of ($0.08) in the quarter ended March 31, 2009.

The Company reported adjusted net income (before income taxes, depreciation, amortization and stock-based compensation), a non-GAAP financial measure, of $644,589, or $0.04 per share, in the quarter ended June 30, 2009, versus adjusted net income of $2,752,962 ($0.16 per diluted share) in the quarter ended June 30, 2008.  (Non-GAAP adjusted net income is described in greater detail in a table at the end of this news release).

“While our international sales were modest in the second quarter, we entered the third quarter having submitted bids on approximately $5 million in potential international contracts, along with outstanding bids on approximately $15 million in potential domestic contracts,” continued Ross.  “The third quarter should benefit from a full three months of DVM-750 shipments, and we are on track to commence marketing activities in September for our new FirstVu, a compact, solid state digital audio and video recorder that can be attached to a law enforcement officer’s uniform and is designed to capture evidence of criminal activity on a “real-time” basis, and the DVM-500 Ultra video system for police motorcycles, boats, ATVs and other mobile applications.  Shipments of these new products to customers should be underway in the fourth quarter of 2009.”

For the six months ended June 30, 2009, the Company reported revenue of approximately $11.4 million, compared with revenue of approximately $17.5 million in the first half of 2008.  Gross profits declined to $5,370,145 in the first half of 2009, versus $10,750,426 in the corresponding period of the previous year.  An operating loss of ($2,253,269) was recorded in the six months ended June 30, 2009, compared with operating income of $4,774,770 in the year-earlier period.  The Company reported a net loss of ($1,465,147), or ($0.09) per share, in the first half of 2009, versus net income of $3,089,067, or $0.18 per diluted share, in the six months ended June 30, 2008.

The Company reported an adjusted net loss (before income taxes, depreciation, amortization and stock-based compensation), a non-GAAP financial measure, of ($737,173), or $0.09 per share, in the six months ended June 30, 2009, versus adjusted net income of $5,531,475 ($0.32 per diluted share) in the six months ended June 30, 2008.

The Company used $69,094 of net cash in its operating activities during the first half of 2009, compared with $921,923 in net cash used in operating activities during the six months ended June 30, 2008.  As of June 30, 2009, the Company had $324,367 of cash and equivalents in the bank, working capital totaled $13,236,535, there was no debt outstanding, and shareholders’ equity totaled $16,252,425.

Non-GAAP Financial Measures

Digital Ally, Inc. has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP adjusted net income. Digital Ally uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Digital Ally’s ongoing operational performance. Digital Ally believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Digital Ally’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude certain non-cash expenses/income including: (1) income tax expense/benefit, (2) depreciation and amortization expenses and (3) share-based compensation expense pursuant to SFAS 123(R).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Conference Call

The Company will host an investor conference call at 11:00 a.m. Eastern Time tomorrow, July 30, 2009, to discuss its first quarter operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to be connected to the “Digital Ally, Inc. Conference Call” a few minutes before 11:00 a.m. EDT on July 30, 2009.  The call will also be broadcast live on the Internet at www.videonewswire.com/event.asp?id=60905.  A replay of the conference call will be available one hour after the completion of the conference call from July 30, 2009 until September 24, 2009 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 432654.

The call will also be archived on the Internet through August 27, 2009, at www.videonewswire.com/event.asp?id=60905 and on the Company’s website at www.digitalallyinc.com.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications.  The Company’s primary focus is digital video imaging and storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results could differ materially from the forward-looking statements contained in this press release.  A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the federal economic stimulus funding for law enforcement agencies will have a positive impact on the Company’s revenues; the Company’s ability to deliver its new product offerings as scheduled and have them perform as planned or advertised, particularly the DVM-750; the degree to which the interest shown in the DVM-750 will translate into sales in the second half of 2009; its ability to increase revenue and return to profitability for the balance of 2009; its ability to expand its share of the in-car video market in the domestic and international law enforcement communities; whether there will be a commercial market, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including its production capabilities to satisfy orders in a cost-effective manner for its DVM-750; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the three and six months ended June 30, 2009 filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:
Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

(Financial Highlights Follow)

DIGITAL ALLY, INC.
CONDENSED BALANCE SHEETS
JUNE 30, 2009 AND DECEMBER 31, 2008

	2009	2008
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$324,367	$1,205,947
Accounts receivable-trade, less allowance for doubtful accounts of $110,000 - 2009 and $90,000 – 2008	6,360,384	6,242,306
Accounts receivable-other	540,330	414,176
Inventories	8,172,087	8,359,961
Prepaid income taxes	97,443	85,943
Prepaid expenses	176,082	217,916
Deferred taxes	2,020,000	1,345,000
Total current assets	17,690,693	17,871,249

Furniture, fixtures and equipment	2,759,024	2,471,205
Less accumulated depreciation and amortization	1,155,090	738,554
	1,603,934	1,732,651

Deferred taxes	950,000	975,000
Intangible assets, net	362,063	365,643
Other assets	99,893	149,066
Total assets	$20,706,583	$21,093,609

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,184,354	$2,791,565
Accrued expenses	1,205,685	1,053,624
Customer deposits	64,119	84,039
Total current liabilities	4,454,158	3,929,228

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; Shares issued: 16,035,759 – 2009 and 15,926,077 – 2008	16,036	15,926
Additional paid in capital	19,044,485	18,428,292
Treasury stock, at cost (shares: 248,610 – 2009 and 210,360 - 2008)	(1,687,465)	(1,624,353)
Retained earnings (deficit)	(1,120,631)	344,516
Total stockholders’ equity	16,252,425	17,164,381
Total liabilities and stockholders’ equity	$20,706,583	$21,093,609

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED
JUNE 30, 2009 AND 2008

	Three Months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Product revenue	$6,661,182	$8,846,247	$10,704,386	$17,385,899
Other revenue	356,014	41,556	701,994	103,827
Total revenue	7,017,196	8,887,803	11,406,380	17,489,726
Cost of revenue	3,506,591	3,458,271	6,036,235	6,739,300
Gross profit	3,510,605	5,429,532	5,370,145	10,750,426
Selling, general and administrative expenses:
Research and development expense	792,149	659,691	2,067,473	1,091,734
Selling, advertising and promotional expense	772,178	851,220	1,173,900	1,596,461
Stock-based compensation expense	349,480	400,909	705,299	574,311
Charge related to purchase and cancellation of employee stock options	358,104	—	358,104	—
General and administrative expense	1,524,337	1,238,782	3,318,638	2,713,150
Total selling, general and administrative expenses	3,796,248	3,150,602	7,623,414	5,975,656
Operating income (loss)	(285,643)	2,278,930	(2,253,269)	4,774,770

Interest income	8,989	22,350	18,122	49,297
Income (loss) before income tax benefit (provision)	(276,654)	2,301,280	(2,235,137)	4,824,067
Income tax benefit (provision)	112,000	(889,000)	770,000	(1,735,000)
Net income (loss)	$(164,654)	$1,412,280	$(1,465,147)	$3,089,067

Net income (loss) per share information:
Basic	$(0.01)	$0.09	$(0.09)	$0.21
Diluted	$(0.01)	$0.08	$(0.09)	$0.18

Weighted average shares outstanding:
Basic	15,730,657	15,329,259	15,723,402	14,901,660
Diluted	15,730,657	17,694,285	15,723,402	17,173,787

DIGITAL ALLY, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
FOR THE THREE AND SIX MONTHS ENDED
JUNE 30, 2009 AND 2008

	(unaudited) Three Months Ended June 30,		(unaudited) Six Months Ended June 30,
	2009	2008	2009	2008

Net income (loss)	$(164,654)	$1,412,280	$(1,465,147)	$3,089,067
Non-GAAP adjustments:
Income tax provision (benefit)	(112,000)	889,000	(770,000)	1,735,000
Stock-based compensation	349,480	400,909	705,299	574,311
Charge related to purchase and cancellation of employee stock options	358,104	—	358,104	—
Depreciation and amortization	213,659	50,773	434,571	133,097
Total Non-GAAP adjustments	809,243	1,340,682	727,974	2,442,408

Non-GAAP adjusted net income(loss)	$644,589	$2,752,962	$(737,173)	$5,531,475

Non-GAAP adjusted net income (loss) per share information:
Basic	$0.04	$0.18	$(0.09)	$0.37
Diluted	$0.04	$0.16	$(0.09)	$0.32

Weighted average shares outstanding:
Basic	15,730,657	15,329,259	15,723,402	14,901,660
Diluted	15,730,657	17,694,285	15,723,402	17,173,787

DIGITAL ALLY, INC.
CONDENSED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2009 AND 2008

	Six Months Ended June 30,
	2009	2008
Cash Flows From Operating Activities:	(Unaudited)	(Unaudited)
Net income (loss)	$(1,465,147)	$3,089,067
Adjustments to reconcile net income (loss) to net cash flows (used in) operating activities:
Depreciation and amortization	434,571	133,097
Stock based compensation	1,063,403	574,311
Reserve for inventory obsolescence	164,166	87,335
Reserve for bad debt allowance	20,000	1,776
Deferred tax (benefit) provision	(650,000)	(95,000)

Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	(138,078)	(3,580,862)
Accounts receivable - other	(126,154)	(122,825)
Inventories	23,708	(1,565,828)
Prepaid income taxes	(11,500)	—
Prepaid expenses	41,834	29,831
Other assets	49,173	35,749
Increase (decrease) in:
Accounts payable	392,789	308,239
Accrued expenses	152,061	489,217
Income taxes payable	—	(76,000)
Customer deposits	(19,920)	(226,166)
Unearned income	—	(3,864)
Net cash (used in) operating activities	(69,094)	(921,923)

Cash Flows from Investing Activities:
Purchases of furniture, fixtures and equipment	(287,818)	(394,743)
Additions to intangible assets	(14,456)	(82,689)
Net cash (used in) investing activities	(302,274)	(477,432)

Cash Flows from Financing Activities:
Proceeds from exercise of stock options and warrants	2,900	1,953,510
Excess (deficiency) in tax benefits related to stock-based compensation	(130,000)	1,805,000
Purchase of common shares for treasury	(63,112)	—
Purchase of employee stock options	(320,000)	—
Net cash provided by (used in) financing activities	(510,212)	3,758,510

Increase (decrease) in cash and cash equivalents	(881,580)	2,359,155
Cash and cash equivalents, beginning of period	1,205,947	4,255,039
Cash and cash equivalents, end of period	$324,367	$6,614,194

Supplemental disclosures of cash flow information:
Cash payments for interest	$—	$—
Cash payments for income taxes	$11,500	$101,000

Supplemental disclosures of non-cash investing and financing activities:
Restricted common stock grant	$58,750	$—
Common stock surrendered as consideration for exercise of stock options	$315,342	$378,110